UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2026

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock — $1.00 Par Value	CRD-A	New York Stock Exchange, Inc.

Class B Common Stock — $1.00 Par Value	CRD-B	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2026, Crawford & Company (the “Company”) entered into a new Executive Employment Agreement with Michael J. Hoberman in connection with his promotion to the role of CEO – US Operations, effective January 1, 2026 (the “Hoberman Employment Agreement”). Under the Hoberman Employment Agreement, Mr. Hoberman will be entitled to the following compensation:

•	Annual base salary of $475,000, starting January 1, 2026;
•	Annual Bonus under the Short Term Incentive Plan, at target payout of 57.5% of Mr. Hoberman’s base salary, for 2026;
•	Long Term Incentive Plan awards, at target, equal to $550,000 for 2026.;
•	Sales Incentive Payment equal to 0.5% of quarterly billed US service fees for first 24 months of each sale.

The foregoing description of the Hoberman Employment Agreement is not complete and is qualified in its entirety by reference to the Hoberman Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits. The following exhibit are filed with this Report:

Exhibit No.	Description

10.1	Executive Employment Agreement between Michael J Hoberman and the Company, dated as of January 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Tami E. Stevenson
	Name:	Tami E. Stevenson
	Title:	SVP, General Counsel and Corporate Secretary

Date: January 15, 2026

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